UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 17, 2026

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On August 17, 2026, the Company entered into a new Executive Employment Agreement (the “Employment Agreement”) with David Boulette, the Company’s Chief Executive Officer, which replaces and supersedes Mr. Boulette’s prior employment agreement dated May 31, 2025.

The Employment Agreement provides for an initial term of five years, followed by automatic one-year renewal terms unless either party gives at least 90 days’ written notice of non-renewal. Mr. Boulette will receive a base salary of $800,000 per year, subject to automatic 10% increases on each anniversary of the effective date, and will be eligible for an annual bonus and other incentive compensation in the discretion of the Board and/or its Compensation Committee.

Under the Employment Agreement, and subject to the conditions described below, Mr. Boulette will be eligible to receive up to 1,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), consisting of 200,000 shares for each of years one through five of his employment, based on achievement of specified performance milestones. Each share of Series A Preferred Stock will be convertible into 150 shares of the Company’s common stock. The year one milestone is the successful uplisting of the Company’s common stock to a national securities exchange, which the parties acknowledge was completed and earned on January 28, 2026, when the Company’s common stock began trading on The Nasdaq Stock Market LLC, and upon the satisfaction of the conditions described below, the Company will issue 200,000 shares of Series A Preferred Stock to Mr. Boulette in satisfaction of the year one milestone. The year two milestone is (i) completion of an acquisition involving at least $5 million in transaction consideration or the commercial launch of a major new product or platform projected to generate at least $5 million in incremental annualized revenue, and (ii) an increase in the Company’s annual sales of at least $15 million. The milestone for each years three through five is at least 30% year-over-year sales growth.

The requisite stockholder approval for the equity awards contemplated by the Employment Agreement (the “Equity Award”) has been obtained by written consent. No shares of Series A Preferred Stock may be issued until (i) the definitive information statement on Schedule 14C relating to the Equity Award has been filed with the Securities and Exchange Commission (the “SEC”), (ii) at least 20 calendar days have elapsed after the definitive information statement relating to the Equity Award is filed with the SEC and first mailed to the Company’s stockholders, and (iii) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) has been filed with and accepted by the Nevada Secretary of State. See “Certificate of Designation of Series A Preferred Stock” below for a description of the material terms of the Series A Preferred Stock.

If Mr. Boulette’s employment is terminated by the Company without Cause, as defined in the Employment Agreement, or by Mr. Boulette for Good Reason, as defined in the Employment Agreement, the Employment Agreement provides for a $5,000,000 lump-sum severance payment, a pro rata bonus, reimbursement of COBRA premiums for up to six months, and full vesting of outstanding equity awards that do not vest based on performance goals, subject to the terms of the Employment Agreement. The Employment Agreement also contains non-competition and non-solicitation covenants applicable during the employment term, and confidentiality covenants applicable during and after the employment term.

Certificate of Designation of Series A Preferred Stock

The Series A Preferred Stock will have the rights, preferences, and privileges that will be set forth in the Certificate of Designation. The following is a summary of the intended material terms of the Series A Preferred Stock.

Stated Value. The Stated Value of the Series A Preferred Stock shall be $0.0001 per share.

Conversion. Each holder of Series A Preferred Stock may convert any or all of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of 150 shares of common stock for each one share of Series A Preferred Stock surrendered for conversion. Thus, the full award under the Employment Agreement would be convertible into up to 150,000,000 shares of common stock, subject to adjustment under the Certificate of Designation.

Dividend. The Series A Preferred Stock does not carry mandatory dividend rights.

Voting Rights. Except as otherwise provided in the Certificate of Designation or required by applicable law, the Series A Preferred Stock shall not have voting rights. However, so long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, take certain actions that would adversely affect the powers, preferences, rights, privileges or restrictions of the Series A Preferred Stock, including adverse amendments to the Certificate of Designation, the Company’s articles of incorporation or bylaws, or the filing of any certificate of designation for another series of preferred stock that would have such an adverse effect. The Company also shall not be allowed to enter into any agreement to take any such action without the same majority approval.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of Series A Preferred Stock shall be entitled to receive, before any distribution to holders of common stock, a preferential cash amount equal to the stated value of each share of Series A Preferred Stock held by such holder.

Adjustments. The Certificate of Designation provides for customary proportionate adjustments to the conversion rate upon stock dividends, subdivisions, combinations, or reclassifications of the Company’s common stock.

The foregoing descriptions of the Employment Agreement and Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the full text of the Form of Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation
10.1	Executive Employment Agreement, dated August 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

August 20, 2026	By:	/s/ David Boulette
Date		David Boulette
President and CEO